Exhibit 4.1

Subscription Agreement of Marijuana Company of America, Inc. Common Stock

1. Subscription

Investor agrees to buy and the Company agrees to sell and issue to Investor such number of shares (the “Shares”) of the Company’s common stock, no par value per share, as set forth on the signature page hereto, for an aggregate purchase price (the “Purchase Price”) equal to the product of (x) the aggregate number of Shares the Investor has agreed to purchase and (y) the purchase price per share (the “Purchase Price”) as set forth on the signature page hereto. The Purchase Price is set forth on the signature page hereto. The Shares are being offered pursuant to an offering statement on Form 1-A, File No. 024-11668 (the “Offering Statement”). The Offering Statement will have been qualified by the Securities and Exchange Commission (the “Commission”) prior to issuance of any Shares and acceptance of Investor’s subscription. The offering circular (the “Offering Circular”) which forms a part of the Offering Statement, however, is subject to change. A final Offering Circular and/or supplement to Offering Circular will be delivered to the Investor as required by law. The Shares are being offered by the Company on a “best efforts” basis. The completion of the purchase and sale of the Shares (the “Closing”) shall take place at a place and time (the “Closing Date”) to be specified by the Company in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Purchase Price for the Shares shall be paid simultaneously with the execution and delivery to the Company of the signature page of this Subscription Agreement. Investor shall deliver a signed copy of this Subscription Agreement, along with payment for the aggregate Purchase Price of the Shares by a check for available funds made payable to “Marijuana Company of America, Inc.”, by ACH electronic transfer or wire transfer to an account designated by the Company, or by any combination of such methods.

Payment for the Shares shall be received by the Company from the undersigned by transfer of immediately available funds, or other means approved by the Company at least two (2) days prior to the closing date, in the amount as set forth on the signature page hereto. Upon satisfaction or waiver of all the conditions to closing set forth in the Offering Statement, at the Closing, the Company shall cause the Shares to be delivered to the Investor with the delivery of the Shares to be made through the facilities of The Depository Trust Company’s DWAC system in accordance with the instructions set forth on the signature page attached hereto under the heading “DWAC Instructions.”

2. Certifications, Representations and Warranties

In order to induce the Company to accept this Subscription Agreement for the Shares and as further consideration for such acceptance, the undersigned hereby makes, adopts, confirms and agrees to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

I understand that to purchase Shares, I must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, or I must limit my investment in the Shares to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person.

I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of my primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

I hereby represent and warrant that I meet the qualifications to purchase Shares because:

[ ]	The aggregate purchase price for the Shares I am purchasing in the Offering does not exceed 10% of my net worth or annual income, whichever is greater, if I am a natural person.
[ ]	The aggregate purchase price for the Shares I am purchasing in the Offering does not exceed 10% of my revenues or net assets, whichever is greater, if I am a non-natural person.
[ ]	I am an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

I understand that the Company reserves the right to, in its sole discretion, accept or reject this Subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds transmitted herewith shall be returned to the undersigned in full, with any interest accrued thereon.

I have received the Offering Circular.

I am purchasing the Shares for my own account.

I hereby represent and warrant that I am not, and am not acting as an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering including, but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws.

3. Miscellaneous.

This Subscription Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile or via electronic format.

All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as FedEx, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company: as set forth on the signature page hereto.

To the Investor: as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

If the foregoing correctly sets forth the parties’ agreement, please confirm this by signing and returning to the Company the duplicate copy of this Subscription Agreement.

[Signature Page Follows]

[Signature Page to Investor Subscription Agreement for Marijuana Company of America, Inc.]

If the foregoing correctly sets forth the parties’ agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription Agreement.

Number of Shares:___________________________

Purchase Price per Share: $0.0002

Aggregate Purchase Price: $____________________

Investor Signature:

___________________________________________

Print Name Above

____________________________________________

Sign Above

If Holder is an Entity, specify name and title below:

Name:______________________________________

Title:_______________________________________

[  ] Check Method of Payment: Check enclosed        or

[  ] Please wire $__________________ from my account held at:________________________________

Account Title:____________________________; Account Number:___________________________

To the following instructions :

Bank Name
Address
Routing Number
Account Number
Account Name	Marijuana Company of America, Inc.
Reference	REF: MCOA – [Investor Name]

Select method of delivery of Shares: DRS or DWAC

DWAC DELIVERY DWAC Instructions:

1.	Name of DTC Participant (broker dealer at which the account or accounts to be credited with the Shares are maintained):

2.	DTC Participant Number:

3.	Name of Account at DTC Participant being credited with the Shares:

4.	Account Number of DTC Participant being credited with the Shares:

Or DRS Electronic Book Entry Delivery Instructions:

Name in which Shares should be issued:

Address:___________________________________; Street__________________________________

City/State/Zip:_________________________________; Attention:_______________________________

Telephone No.:_____________________________________

The foregoing subscription is hereby accepted by the Company:

Marijuana Company of America, Inc.

By:
Name:
Title:

Address Notice: 633 West Fifth Street, Suite 2826, Los Angeles, California 90071